CAPITAL PLAN
of the
FEDERAL HOME LOAN BANK of TOPEKA

TABLE OF CONTENTS

TopicSection
Authority	1
Definitions	2
Objectives	3
Capitalization	4
Capital Requirements and Ratios	5
Statutory and Regulatory Requirements	5.a
Capital Ratios	5.b
Capital Structure	6
Class A Common Stock	6.a
Class B Common Stock	6.b
Minimum Stock Purchase Requirement	7
Asset-Based Stock Purchase Requirement	7.a
Specified Percentage	7.a.1
Minimum Dollar Amount	7.a.2
Maximum Dollar Amount	7.a.3
Asset-Based Stock Purchase Requirement Determination	7.a.4
New Members	7.a.5
Activity-Based Stock Purchase Requirement	7.b
Advances	7.b.1
Acquired Member Assets (AMA)	7.b.2
Letters of Credit	7.b.3
Exchange Agreements	7.b.4
Continuing Monitoring Requirement; Change in Stock Requirements	7.c
Dividends	8
No Dividend Preference	8.a
Dividend Parity Threshold; Notice to Stockholders	8.b
Calculation of Stock Dividend	8.c
Compliance with Regulatory Capital Requirements	8.d
Liquidation	9
Voting Rights	10
Ownership of Retained Earnings	11
Other Provisions Governing Stock	12
Issuance	12.a
Transfer	12.b
Repurchase at Bank’s Initiative	12.c
Repurchase or Exchange of Class A Common Stock	12.d
Repurchase or Exchange of Class B Common Stock	12.e
Bank’s Election to Exchange Class B Common Stock for Class A Common Stock	12.f
Regular Exchange Program	12.g
Cash in Lieu of Class A Common Stock	12.h
Withdrawal from Membership; Stock Redemption Requests	13
Voluntary Withdrawal	13.a
Cancellation of Withdrawal Notice	13.b
Stock Redemption Request	13.c
Redemption, Repurchase and Exchange Limitations	13.d
Redemption Request Prior to Exchange	13.e
Cancellation of Stock Redemption Request or Request to Withdraw From Membership	13.f
Involuntary Withdrawal	13.g
Termination of Membership Resulting From Merger or Consolidation	13.h
Other Provisions Governing Involuntary Termination of Membership	13.i
Implementation of Plan	14
Conversion Date	14.a
Conversion of Shares	14.b
Cancellation of Shares	14.c
Opt Out	14.d
Members in the Process of Withdrawing from Membership	14.e
Orderly Liquidation	14.f
Failure to Opt Out	14.g
Amendment of Plan	15
Basis for Implementation	16
Independent Accountant	17
Rating Agency	18
Retained Earnings Enhancement Implementation and Definitions	19
Establishment of Restricted Retained Earnings	20
Limitation on Dividends, Stock Purchase and Stock Redemption	21
Termination of Retained Earnings Capital Plan Amendment Obligations	22

Adopted by Board of Directors: May 12, 2011
Approved by Federal Housing Finance Agency: August 5, 2011
Effective September 5, 2011

Federal Home Loan Bank of Topeka
Capital Plan

1)	Authority. This Capital Plan is established pursuant to the Federal Home Loan Bank Act (12 U.S.C. 1421 et seq.) and Title 12 of the Code of Federal Regulations (C.F.R.) promulgated by the Federal Housing Finance Agency and sets forth a plan for the establishment and implementation of a new capital structure for the Federal Home Loan Bank of Topeka.

2)	Definitions. For purposes of this Plan, all capitalized terms used but not defined elsewhere have the following meanings:

Activity-Based Stock Purchase Requirement means the Stock purchase requirement under which a Member must acquire and hold a specific amount of Class B Common Stock as a condition of transacting business with the Bank, the aggregate amount of which is a function of the volume of particular products or services provided to that Member by the Bank.

Acquired Member Assets (AMA) means those assets acquired from Members by the Bank in accordance with 12 C.F.R. Part 955.

Advance has the same meaning as set forth in 12 C.F.R. 900.2.

Asset-Based Stock Purchase Requirement means the Stock purchase requirement under which a Member must acquire and hold a specific amount of Class A Common Stock based on that Member’s total assets.

Bank means the Federal Home Loan Bank of Topeka.

Board means the board of directors of the Bank.

Business Day means any day on which the Bank is open to conduct business.

Class A Common Stock means Stock issued by the Bank that has a par value of one hundred dollars ($100) per share and is redeemable at par for cash on six (6) months’ written notice to the Bank, consistent with Finance Agency regulations.

Class B Common Stock means Stock issued by the Bank that has a par value of one hundred dollars ($100) per share and is redeemable at par for cash on five (5) years’ written notice to the Bank, consistent with Finance Agency regulations.

Conversion Date means the date upon which the Bank’s current stock is converted into Stock as provided under this Plan.

Dividend Parity Threshold means a dividend rate expressed as a percentage per annum up to which the dividends paid per share on Class A Common Stock and Class B Common Stock must be equal.

Excess Class B Common Stock means the amount of Class B Common Stock owned by each Member in excess of its Activity-Based Stock Purchase Requirement.

Excess Stock means the Stock held by a given Member that is in excess of that Member’s then current Minimum Stock Purchase Requirement.

Exchange means the simultaneous repurchase by the Bank of excess shares of one class of Stock and the purchase of an equivalent number of shares of another class of Stock on behalf of a Member.

FHLBank Act means the Federal Home Loan Bank Act, as amended from time to time, and codified at 12 U.S.C. 1421 et seq.

FHLBanks means the twelve Federal Home Loan Banks created by the FHLBank Act.

Finance Agency means the Federal Housing Finance Agency, the regulator of the Bank, and any successor regulator of the Bank.

GAAP means generally accepted accounting principles in the United States of America.

Leverage Capital Ratio means the percentage value obtained by dividing weighted Total Capital by the Bank’s total assets. For purposes of this calculation, weighted Total Capital shall be computed by multiplying Permanent Capital by 1.5 and adding to this product all other components of Total Capital.

Member means an institution that has been approved for Membership and has satisfied its Minimum Stock Purchase Requirement and all other conditions of Membership, as set forth herein or as may otherwise be applicable.

Membership means all of the rights, privileges and obligations associated with being a Member.

Minimum Stock Purchase Requirement means the total amount of Stock that must be purchased by a Member as set forth in Section 7 hereof, which requirement is based both on a Member’s asset size and activity with the Bank.

Permanent Capital means the amount of retained earnings of the Bank, determined in accordance with GAAP, plus the amounts paid in for Class B Common Stock.

Plan means this Capital Plan, as amended, supplemented or modified from time to time.

Redemption means the acquisition by the Bank of outstanding shares of Stock from a Member at par value in cash, based on a written request from that Member, following the expiration of the statutory Redemption notification period for the Stock.

Redemption Cancellation Fee means the fee imposed by the Bank upon a Member that has given the Bank notice of the Member’s intent to redeem Stock or its request to withdraw from Membership, and such Redemption request or request to withdraw from Membership is subsequently cancelled, revoked or withdrawn.

Regulatory Capital Requirements means the amount of Total Capital and Permanent Capital that the Bank is required to hold to comply with the Total Capital and Risk-Based Capital requirements, respectively, set forth in the FHLBank Act and 12 C.F.R. Part 932.

Repurchase means the acquisition by the Bank of shares of Excess Stock at par value in cash and at the Bank’s discretion prior to the expiration of the required Redemption notification period applicable to such Excess Stock.

Risk-Based Capital means the Permanent Capital carried to mitigate the impact of credit risk, market risk, and operations risk on the Bank.

Risk Management Policy means a policy approved by the Board in accordance with the provisions of 12 C.F.R. Part 917 that addresses the Bank’s management of its exposure to credit risk, market risk, liquidity risk, business risk, and operations risk.

Stock means Class A Common Stock and/or Class B Common Stock.

Total Capital of the Bank means the aggregate sum of the Bank’s Permanent Capital plus the amounts paid-in for Class A Common Stock, and any general allowance for losses and any other amounts from sources available to the Bank to absorb losses incurred by the Bank that the Finance Agency determines to be appropriate.

Total Capital Ratio means the percentage value obtained by dividing unweighted Total Capital by the Bank’s total assets.

3)	Objectives. The objectives of the Plan are to:

a)	Establish and maintain a capital structure that will provide for the safe and sound operation of the Bank while promoting the long-term financial viability of the Bank and the Bank’s ability to support the business activities of its Members within applicable statutory and regulatory authorities and at the same time preserving the cooperative nature of the FHLBanks.

b)	Set forth provisions governing Stock in compliance with 12 C.F.R. Part 931.

c)	Provide sufficient Total Capital and Permanent Capital to comply with the Bank’s Regulatory Capital Requirements.

d)	Implement a flexible capital structure that is expected to facilitate the long-term growth and profitability of the Bank and allow the Bank to provide greater value to its members. The capital structure authorized in this Plan provides for the Bank as well to repurchase shares and for Members to request Redemption of their shares of Stock subject to compliance with the provisions of this Plan and applicable rules and regulations promulgated by the Finance Agency.

4)	Capitalization. Adequate capitalization is required in order to: (a) provide for the safe and sound operation of the Bank; (b) permit prudent leveraging into products and services of benefit to Members; (c) provide appropriate risk-adjusted Member dividend returns; (d) protect the Bank’s creditors against potential loss; (e) generate earnings sufficient to meet the Bank’s various community support and public purpose obligations; and (f) comply with the Bank’s Regulatory Capital Requirements. The need for capital is a function of the volumes of and risks inherent in the products and services provided by the Bank to its Members.

5)	Capital Requirements and Ratios.

a)	Statutory and Regulatory Requirements. The Finance Agency interprets and implements statutory requirements established for the FHLBanks by the U.S. Congress. As required by the FHLBank Act, the Finance Agency has adopted regulations prescribing various minimum levels of capital that must be held by FHLBanks. The capital regulations require the Bank to maintain a Total Capital Ratio at least equal to four percent (4.0%), a Leverage Capital Ratio at least equal to five percent (5.0%) and Permanent Capital in an amount at least sufficient to cover its Risk-Based Capital requirement.

The Finance Agency has adopted capital requirements that incorporate factors weighing the relative risk incurred by each FHLBank. The Bank’s Risk-Based Capital requirement is equal to the sum of its capital requirements for credit risk, market risk and operations risk, each as defined by the Finance Agency. The Bank must calculate its Risk-Based Capital requirement and provide such calculations to the Finance Agency monthly.

b)	Capital Ratios. In order to ensure continuing capital adequacy, and compliance with minimum regulatory Total Capital requirements and minimum Risk-Based Capital requirements, management and the Board shall review the Bank’s capital position on an ongoing basis. The Total Capital Ratio, Leverage Capital Ratio and Risk-Based Capital requirement shall be presented at each scheduled business meeting of the Board.

6)	Capital Structure. Under this Plan, the Bank’s capital structure shall consist of two classes of Stock (Class A Common Stock and Class B Common Stock) which may be purchased and held only by Members. Class A Common Stock and Class B Common Stock shall only be issued, redeemed and repurchased at a par value of one hundred dollars ($100) per share. Establishment of two classes of Stock and the distinctions between them are made in the Plan to facilitate efficient monitoring and management of the Bank’s capital structure on an ongoing basis.

a)	Class A Common Stock. Class A Common Stock must be held to satisfy a Member’s Asset-Based Stock Purchase Requirement. Each Member will be required to purchase and maintain a defined minimum amount of Class A Common Stock for as long as it is a Member. Dividends on shares of Class A Common Stock are non-cumulative and may be paid either in cash or as a Stock dividend in the form of shares of Class B Common Stock.

b)	Class B Common Stock. Shares of Class B Common Stock must be held to satisfy the Activity-Based Stock Purchase Requirement. Dividends on shares of Class B Common Stock are non-cumulative and may be paid either in cash or as a Stock dividend in the form of shares of Class B Common Stock.

7)	Minimum Stock Purchase Requirement. A Member’s Minimum Stock Purchase Requirement shall consist of Stock ownership of Class A Common Stock based on the Member’s asset size (Asset-Based Stock Purchase Requirement). In addition, there will be an Activity-Based Stock Purchase Requirement. The Bank will not issue fractional shares of Stock. Minimum purchase requirements for Class A Common Stock and Class B Common Stock will be rounded up to the nearest one hundred dollars ($100).

a)	Asset-Based Stock Purchase Requirement. Each Member shall purchase and maintain, as a condition of Membership for as long as it is a Member, an amount of Class A Common Stock having a cumulative par value equal to a specified percentage of the Member’s total assets as of December 31 of the preceding calendar year. The Asset-Based Stock Purchase Requirement shall be subject to minimum and maximum dollar amounts. The Board will establish the specified percentage and the maximum Asset-Based Stock Purchase Requirement from time to time and changes thereto do not require Finance Agency approval, provided they fall within the parameters set forth below.

1)	Specified Percentage. The initial specified percentage of the Member’s total assets established in this Plan by the Board for the Asset-Based Stock Purchase Requirement shall be two-tenths of one percent (0.2%). Under this Plan the Asset-Based Stock Purchase Requirement may permissibly fall within a range of not less than one-tenth of one percent (0.1%) and not greater than four-tenths of one percent (0.4%) of the Member’s total assets.

2)	Minimum Dollar Amount. The minimum Asset-Based Stock Purchase Requirement shall be one thousand dollars ($1,000).

3)	Maximum Dollar Amount. The initial maximum dollar amount established in this Plan by the Board for the Asset-Based Stock Purchase Requirement shall be one million dollars ($1,000,000). The maximum Asset-Based Stock Purchase Requirement may permissibly fall within a range of not less than five hundred thousand dollars ($500,000) and not greater than two and one-half million dollars ($2,500,000).

4)	Asset-Based Stock Purchase Requirement Determination. The Bank shall determine the Asset-Based Stock Purchase Requirement based on the most recent end-of-year regulatory reports filed by a Member with its primary regulator and notify each Member no later than April 20 of every year of the required amount of Class A Common Stock the Member is required to purchase and hold. If a Member needs to hold additional Class A Common Stock to meet its Asset-Based Stock Purchase Requirement, the Bank will purchase such Stock at par on behalf of the Member by debiting the Member’s demand deposit account on April 30 or the preceding Business Day if April 30 is not a Business Day in an amount equal to the par value of such Stock.

In addition, the Bank shall recalculate the Asset-Based Stock Purchase Requirement for any Member that is involved in, or the subject of, any merger or acquisition as of the date of the completion of the merger or acquisition.

If a Member is merged into an institution that is not a Member, or if a Member sells all of its assets and liabilities to a non-Member and ceases to operate its business, the Bank may, in its discretion, upon completion of the merger or sale recalculate that Member’s Asset-Based Stock Purchase Requirement, which may be zero dollars ($0) since the former Member’s charter may have no remaining assets upon which to base any Asset-Based Stock Purchase Requirement. If the former Member would not be in compliance with its Activity-Based Stock Purchase Requirement after recalculation of the former Member’s Asset-Based Stock Purchase Requirement, the Bank may, in its discretion, Exchange the former Member’s Excess Class A Common Stock for Class B Common Stock to the extent necessary for the former Member to comply with its Activity-Based Stock Purchase Requirement. If, as a result of such recalculation and/or Exchange, Excess Class A Common Stock is found to exist, such Excess Stock may be repurchased immediately by the Bank, provided that the Bank will be in compliance after such Repurchase with its Regulatory Capital Requirements. In such circumstances, Class B Common Stock owned by the former Member to meet its Activity-Based Stock Purchase Requirements will become Excess Stock when such Stock is not required to fulfill an Activity-Based Stock Purchase Requirement and may be repurchased at that time, provided the Bank will be in compliance after such Repurchase with its Regulatory Capital Requirements.

5)	New Members. Upon approval of an application for Membership, the Bank shall notify the applicant of its Asset-Based Stock Purchase Requirement based on the applicant’s most recent annual regulatory report filed with its primary regulator. For new de novo Members that have not yet filed an annual regulatory report with their primary regulators, the initial Asset-Based Stock Purchase Requirement shall be one thousand dollars ($1,000). The applicant shall meet its Asset-Based Stock Purchase Requirement no later than sixty (60) calendar days following notification by the Bank of the approval of its Membership application and Membership shall commence at the time the applicant purchases sufficient Class A Common Stock to meet its Asset-Based Stock Purchase Requirement. All initial Stock purchases by new Members must be initiated by authorized Member personnel in writing and will be transacted by debiting the new Member’s demand deposit account for the par value of the Class A Common Stock sufficient to meet its Asset-Based Stock Purchase Requirement.

b)	Activity-Based Stock Purchase Requirement. Each Member shall purchase and maintain, as a condition of doing business with the Bank, an amount of Class B Common Stock having a cumulative par value equal to the sum of the amounts set forth below in Section 7(b)(1) through (4), less the Member’s Asset-Based Stock Requirement determined pursuant to Subsection 7(a). A Member shall meet this Activity-Based Stock Purchase Requirement for as long as the activity with the Bank requiring imposition of such Activity-Based Stock Purchase Requirement remains outstanding. The Board will establish the percentage for each Activity-Based Stock Purchase Requirement from time to time and changes thereto do not require Finance Agency approval provided each is within the percentages set forth below in Subsections 7(b)(1) through 7(b)(4). The Board may apply any such revised Activity-Based Stock Purchase Requirement to all activity then outstanding or only to activity which arises after the effective date of the change. At the time a Member enters into a transaction that requires the purchase of Class B Common Stock under this provision of the Plan, the Bank will purchase such Stock on behalf of the Member in the following two ways:

•	exchanging Excess Class A Common Stock held by the Member into a like number of shares of Class B Common Stock sufficient to enable the Member to meet its Activity-Based Stock Purchase Requirement; if this is insufficient to enable the Member to meet its Activity-Based Stock Purchase Requirement, then

•	by debiting the Member’s demand deposit account for the remaining amount of its Activity-Based Stock Purchase Requirement.

1)	Advances. The initial requirement established by the Board for Advances is an amount equal to five percent (5.0%) of the principal amount of Advances outstanding to the Member. The amount of Stock required to support Advance activity shall be determined each time the Member is issued a new Advance and must be satisfied when the Advance is made. Under this Plan, the amount of a Member’s Activity-Based Stock Purchase Requirement based on that Member’s Advance activity may permissibly fall within a range of not less than four percent (4.0%) and not greater than six percent (6.0%) of the principal amount of Advances outstanding to the Member.

2)	Acquired Member Assets (AMA). The initial requirement established by the Board for AMA, including loans from the Mortgage Partnership Finance® Program, is an amount equal to two percent (2.0%) of the current outstanding principal balance of AMA originated by or through the Member and acquired by the Bank subject to a maximum AMA requirement of one and one-half percent (1.5%) of the Member’s total assets as of December 31 of the preceding calendar year.. The amount of Stock required to support AMA activity shall be determined when the AMA activity is funded by the Bank or purchased from the Member. Under this Plan the amount of a Member’s Activity-Based Stock Purchase Requirement based on that Member’s AMA activity may permissibly fall within a range from zero percent (0.0%) to not greater than six percent (6.0%) of the current outstanding principal balance of AMA originated by or through that Member and acquired by the Bank and the maximum AMA requirement may permissibly fall within a range from one percent (1.0%) to three percent (3.0%) of the Member’s total assets as of December 31 of the preceding year.

3)	Letters of Credit. The initial requirement established by the Board for letters of credit is an amount equal to zero percent (0.0%) of the principal amount of letters of credit outstanding at the request of the Member. The amount of Stock required to support letter of credit activity shall be calculated each time a new letter of credit is issued on behalf of the Member and must be satisfied when the letter of credit is issued. Under this Plan the amount of a Member’s Activity-Based Stock Purchase Requirement based on letters of credit issued on behalf of that Member may permissibly fall within a range from zero percent (0.0%) to not greater than one percent (1.0%) of the principal amount of letters of credit outstanding at the request of that Member.

4)	Exchange Agreements. The initial requirement established by the Board for exchange agreements (including but not limited to interest rate swaps, currency swaps, caps, collars, floors and equity options) is an amount equal to zero percent (0.0%) of the notional principal of the outstanding exchange agreements with the Member. The amount of Stock required to support exchange agreement activity shall be calculated each time the Member enters into a new exchange agreement or transaction and must be satisfied when the new exchange agreement or transaction is effective. Under this Plan the amount of a Member’s Activity-Based Stock Purchase Requirement based on exchange agreements (as defined above) may permissibly fall within a range from zero percent (0.0%) to not greater than two percent (2.0%) of the notional principal of the outstanding exchange agreements with that Member.

c)	Continuing Monitoring Requirement; Change in Stock Requirements. To maintain prudent and ongoing compliance with Finance Agency regulations, the Board shall review the Plan at least annually to determine whether adjustments are required with respect to one or more of the following: 1) specific Stock purchase requirements and/or the types of activities to which these shall apply; 2) the exercise by the Bank of its discretion to repurchase Excess Stock and the methodology employed to effect such Repurchases; 3) any increases or decreases in Redemption Cancellation Fees; and 4) the introduction of any new subclasses of Stock.

As part of this continuing obligation to monitor the Plan, the Board shall review and, as necessary, adjust the Asset-Based Stock Purchase Requirement and the Activity-Based Stock Purchase Requirement to ensure that the Stock required to be purchased and maintained by Members, along with other allowable sources of capital including Retained Earnings determined in accordance with GAAP, is sufficient to allow the Bank to comply with its Regulatory Capital Requirements. Upon notification of a change in the Asset-Based Stock Purchase Requirement or the Activity-Based Stock Purchase Requirement, a Member shall have sixty (60) calendar days from the notification date to comply with the new Minimum Stock Purchase Requirement. During said sixty (60)-day period, however, a Member will be ineligible to engage in any new activity with the Bank unless the Member is then in compliance with the new Minimum Stock Purchase Requirement. A Member may elect to reduce its outstanding business with the Bank as a means of complying with the adjusted Activity-Based Stock Purchase Requirement. For each Member that is not in compliance with the new Minimum Stock Purchase Requirement at the end of the sixty (60)-day period, the Bank will:

•	exchange Excess Class A Common Stock or Excess Class B Common Stock held by each Member into a like number of shares of Class B Common Stock or Class A Common Stock sufficient to enable the Member to meet its new Minimum Stock Purchase Requirement; if this is insufficient to enable the Member to meet its new Minimum Stock Purchase Requirement, then

•	purchase such amount of Class A Common Stock and/or Class B Common Stock necessary to bring the Member into compliance with the new Minimum Stock Purchase Requirement on behalf of the Member by debiting the Member’s demand deposit account.

8)	Dividends. The Board, in conformance with the FHLBank Act and applicable Finance Agency regulations, may declare dividends, expressed as a percentage rate per annum based upon the par value of Stock, from time to time on the shares of Class A Common Stock outstanding and the shares of Class B Common Stock outstanding as provided below, provided the Bank will continue to meet its Regulatory Capital Requirements after such dividend payment.

a)	Dividend Parity Threshold; Notice to Stockholders. The Board shall establish and notify Members of the initial Dividend Parity Threshold on or before the Conversion Date. The Dividend Parity Threshold will be expressed as a negative or positive spread relative to a published interest rate index or an internally calculated reference interest rate based upon any of the Bank’s assets or liabilities. The Dividend Parity Threshold may be changed from time to time at the discretion of the Board. The Bank shall notify Members of any change to the Dividend Parity Threshold at least ninety (90) calendar days prior to a dividend payment.

b)	No Dividend Preference. The dividend rate per annum for Class A Common Stock and Class B Common Stock will be equal up to the Dividend Parity Threshold. Dividend rates in excess of the Dividend Parity Threshold may be paid on Class A Common Stock or Class B Common Stock at the discretion of the Board; provided, however, that the dividend rate per annum paid on the Class B Common Stock shall equal or exceed the dividend rate per annum paid on the Class A Common Stock. For purposes of the establishment of dividend rates, the Bank may project for the dividend period the reference interest rate used in the Dividend Parity Threshold calculation, in the Bank’s absolute discretion, and may declare and pay dividends at rates per annum based on such projection without regard to the actual reference interest rate subsequently published or calculated for the dividend period.

c)	Calculation of Stock Dividend. In determining the number of shares to be issued when Stock dividends are declared, the number of shares will be rounded down to the nearest one hundred dollars ($100) of par value and any fractional shares shall be distributed in the form of a cash dividend.

d)	Compliance with Regulatory Capital Requirements. The Bank shall not declare or pay a dividend if it is not, or if after paying the dividend it would not be, in compliance with its Regulatory Capital Requirements.

9)	Liquidation. The claims of holders of Class A Common Stock and the claims of holders of Class B Common Stock shall be pari passu with respect to the assets of the Bank in any liquidation proceeding. Any cash and property remaining after the satisfaction of all valid obligations of the Bank shall be divided between the Class A Common Stockholders and the Class B Common Stockholders in proportion to the number of shares of each class of Stock outstanding. Any rights set forth in this section can be modified, restricted or eliminated by any rules, regulations or orders prescribed by the Finance Agency.

10)	Voting Rights. A Member shall have the right to vote its Class A Common Stock and Class B Common Stock in elections of members of the Board. For each directorship that is to be filled in an election, each Member located in the state to be represented by the directorship, or each Member of the Bank, depending on the type of directorship, is entitled to cast one vote for each share of Stock the Member was required to hold under this Plan as of December 31 of the calendar year immediately preceding the election year. No Member, however, may cast for any one directorship a number of votes representing that Member’s shares of a class of Stock that exceeds the average number of shares of that class of Stock that all Members located in that state were required to hold as of December 31 of the calendar year immediately preceding the election year. This limitation shall be calculated separately for holdings of Class A Common Stock and Class B Common Stock.

11)	Ownership of Retained Earnings. The owners of Class B Common Stock shall have an ownership interest in the retained earnings, surplus, undivided profits and equity reserves, if any, of the Bank, but shall have no right to receive any portion of those items, except through declaration of a dividend or capital distribution approved by the Board or through the liquidation of the Bank and provided such ownership interest shall not preclude the Bank from paying dividends to Class A Common Stockholders from retained earnings or adversely impact the right of Class A Common Stockholders to receive liquidating distributions as otherwise described in this Plan.

12)	Other Provisions Governing Stock.

a)	Issuance. Stock shall not be issued by the Bank other than in accordance with 12 C.F.R. 931.2 and may only be issued to Members.

b)	Transfer. Stock may be traded only between the Bank and its Members. A Member may not transfer any Stock to any other person or entity, including another Member; provided, however, that in the event of a merger or consolidation of two or more Members the Stock of the disappearing Member or Members shall be transferred by the Bank to the surviving or consolidated Member. In the event of a merger or consolidation of one or more Members into a non-Member institution, the Bank will redeem the Stock owned by the merged or acquired Member in accordance with the provisions of Section 13(h) hereof.

c)	Repurchase at Bank’s Initiative. The Bank, in its discretion, may develop a Repurchase program as to Excess Stock held by Members. Any such Excess Stock Repurchase program adopted by the Bank shall be implemented based on an objective formula consistently applied to all Members. If, in applying such formula, the Bank would fail to meet its Regulatory Capital Requirements, then the Bank may repurchase Excess Stock only up to an amount that would permit the Bank to continue to meet its Regulatory Capital Requirements. In such an event, the Bank shall repurchase such Excess Stock from affected Members on a consistent basis. Prior to repurchasing Excess Stock on its own initiative, the Bank shall provide a Member not less than five (5) Business Days’ written notice of such Repurchase.

d)	Repurchase or Exchange of Class A Common Stock. At the request of a Member through a written Redemption request submitted to the Bank, the Bank may, in its discretion, repurchase from that Member shares of Class A Common Stock which exceed the Member’s Asset-Based Stock Purchase Requirement, provided that the Bank will continue to meet its Regulatory Capital Requirements after the Repurchase. Refer to Section 13(c) hereof for a discussion of written Redemption requests made of the Bank not in connection with a notice of withdrawal.

Likewise, at the request of a Member through a written Exchange request submitted to the Bank, the Bank may, in its discretion, Exchange for shares of Class B Common Stock shares of Class A Common Stock which exceed the Member’s Asset-Based Stock Purchase Requirement, provided that the Bank will continue to meet its Regulatory Capital Requirements after the Exchange. The Bank will notify the Member within five (5) Business Days of the receipt of the written Exchange request if the Bank intends to deny the request. Any such Exchange request that is denied by the Bank becomes null and void, with the Bank under no obligation to warehouse such requests in the event that it should decide to accept and process Exchange requests at some time in the future. Absent Bank notification of its intent to deny the member’s written Exchange request within five (5) Business Days of the receipt of the written Exchange request, the Bank will exchange such stock subject to the written Exchange request.

e)	Repurchase or Exchange of Class B Common Stock. At the request of a Member through a written Redemption request submitted to the Bank, the Bank may, in its discretion, repurchase from that Member shares of Class B Common Stock which exceed the Member’s Activity-Based Stock Purchase Requirement, provided that the Bank will continue to meet its Regulatory Capital Requirements after the Repurchase. Refer to Section 13(c) hereof for a discussion of written Redemption requests made of the Bank not in connection with a notice of withdrawal.

Likewise, at the request of a Member through a written Exchange request submitted to the Bank, the Bank may, in its discretion, Exchange for shares of Class A Common Stock shares of Class B Common Stock which exceed the Member’s Activity-Based Stock Purchase Requirement, provided that the Bank will continue to meet its Regulatory Capital Requirements after the Exchange. The Bank will notify the Member within five (5) Business Days of the receipt of the written Exchange request if the Bank intends to deny the request. Any such Exchange request that is denied by the Bank becomes null and void, with the Bank under no obligation to warehouse such requests in the event that it should decide to accept and process Exchange requests at some time in the future. Absent Bank notification of its intent to deny the member’s written Exchange request within five (5) Business Days of the receipt of the written Exchange request, the Bank will exchange such stock subject to the written Exchange request.

f)	Bank’s Election to Exchange Class B Common Stock for Class A Common Stock. If the Bank will continue to meet its Regulatory Capital Requirements after such Exchange, the Bank may, in its discretion, elect to exchange all or a portion of the Excess Class B Common Stock held by Members for Class A Common Stock at any time the Bank determines that Members hold Excess Class B Common Stock. Any such Exchange adopted by the Bank shall be implemented based on an objective formula consistently applied to all Members. If, in applying such formula, the Bank would fail to meet its Regulatory Capital Requirements, then the Bank may Exchange Excess Class B Common Stock only up to an amount that would permit the Bank to continue to meet its Regulatory Capital Requirements. In such an event, the Bank shall reduce the amount of such Excess Class B Common Stock exchanged from each Member on a consistent basis. The Bank shall give Members not less than five (5) Business Days’ notice of the Exchange.

g)	Regular Exchange Program. The Bank, in its discretion, may elect to establish a regular Exchange program under subsection (f). If the Bank elects to implement a regular Exchange program, then not less than thirty (30) calendar days prior to the first Exchange, the Bank shall notify all Members: (1) that the Bank will exchange all or a portion of the Excess Class B Common Stock for Class A Common Stock at regular intervals; (2) the date on which the Bank will conduct the first Exchange; and (3) the regular interval at which subsequent Exchanges will occur. If a regular exchange program is established, the Bank shall provide all Members not less than five (5) Business Days’ advance notice if the Bank is: (1) changing the regular interval for such Exchanges; or (2) terminating such regular Exchange program.

h)	Cash in Lieu of Class A Common Stock. A Member may direct the Bank to pay cash to the Member in lieu of Class A Common Stock in any Exchange described in subsections 12(f) and 12(g) by notifying the Bank in writing. This directive will be effective for all Exchanges occurring thirty (30) calendar days after such writing is received by the Bank. Upon written request from the Member to terminate the directive to pay cash, the Bank may, in its discretion, allow such directive to be terminated.

13)	Withdrawal from Membership; Stock Redemption Requests.

a)	Voluntary Withdrawal. A Member may withdraw from Membership by providing the Bank with written notice of the Member’s intent to withdraw from Membership consistent with 12 C.F.R. 1263.26. The applicable Stock Redemption period for Class A Common Stock and Class B Common Stock shall be deemed to begin upon the Bank’s receipt of such written notice. The effective date of the withdrawal will be the date on which the applicable Stock Redemption period ends relative to that Member’s Class A Common Stock, unless the Member has cancelled its notice of withdrawal prior to that date. The Member shall continue to retain sufficient Class A Common Stock to meet its Asset-Based Stock Purchase Requirement until the six-month Redemption period has passed, at which time the Bank may, in its discretion, Exchange such Class A Common Stock for Class B Common Stock in an amount sufficient to meet the former Member’s Activity-Based Stock Purchase Requirement with Class B Common Stock and/or, to the extent such Class A Common stock is Excess Stock and not necessary to meet the former Member’s Activity-Based Stock Purchase Requirement, redeem such Class A Common Stock at par and for cash by crediting the former Member’s demand deposit account, in accordance with Finance Agency regulations. Such withdrawing Member shall continue to retain sufficient Class A Common Stock or Class B Common Stock to meet its Activity-Based Stock Purchase Requirement for as long as any activity creating an Activity-Based Stock Purchase Requirement remains outstanding. The Activity-Based Stock Purchase Requirement for a former Member shall always be the Activity-Based Stock Purchase Requirement in effect on the effective date of a former Member’s withdrawal from Membership in accordance with the applicable provisions of this Plan. When such activity has been completed, the Bank will, if the applicable Redemption period has expired, redeem such former Member’s Excess Stock at par and for cash by crediting the former Member’s demand deposit account, in accordance with this Plan and Finance Agency regulations, provided that the Bank will continue to meet its Regulatory Capital Requirements after the Redemption. If the applicable Redemption period has not expired, the Bank may allow the Redemption period to proceed or, in its discretion, Repurchase such former Member’s outstanding Excess Stock at par and for cash by crediting the former Member’s demand deposit account, in accordance with this Plan and Finance Agency regulations, provided that the Bank will continue to meet its Regulatory Capital Requirements after the Repurchase.

b)	Cancellation of Withdrawal Notice. A Member may cancel its notice of withdrawal at any time prior to the effective date of the withdrawal by providing the Bank written notice of such cancellation.

c)	Stock Redemption Request. A Member that desires to redeem a part of its Class A Common Stock or all or part of its Class B Common Stock shall provide the Bank a written request for Redemption stating the number and class of shares to be redeemed; provided, however, that a Member may not have more than one Redemption request outstanding at one time with respect to the same share of Stock.

The Bank’s receipt of a written Redemption request shall commence the six-month and five-year Stock Redemption periods for the Class A Common Stock and Class B Common Stock, respectively, subject to the Redemption request.

On each written Redemption request, the Bank will notify the Member within five (5) Business Days of the Bank’s receipt of the written Redemption request if the Bank does not intend to Repurchase or cannot Repurchase the Class A Common Stock and/or Class B Common Stock that is the subject of the Redemption request. The date of such notification by the Bank will not affect the commencement of the Redemption periods, which begin on the date the written Redemption request is received by the Bank.

As to a written Redemption request made of the Bank not in connection with a notice of withdrawal, and for which the Bank has provided the above notification, the Bank reserves the right to repurchase any or all of the Excess Class A Common and/or Excess Class B Common Stock that is the subject of a Member’s Redemption request at any time prior to the expiration of the applicable Redemption period, provided that the Bank furnishes one (1) Business Day’s notice prior to Repurchase and, both prior to and immediately following such a Repurchase, continues to meet its Regulatory Capital Requirements.

d)	Redemption, Repurchase and Exchange Limitations.

1)	The Bank will not redeem or repurchase any Stock if doing so would cause the Bank to fail to comply with its Regulatory Capital Requirements, or would cause the Member involved in such transaction to fail to meet its Minimum Stock Purchase Requirement. As to additional provisions regarding Redemption of Stock, refer to Section 13(f) of this Plan.

2)	On any day that the sum of all requested Redemptions maturing on that day equals or exceeds an amount that would cause the Bank to fall below the minimum Regulatory Capital Requirements, Redemptions will be suspended until either those requests can be honored in full or the Board establishes pro rata Redemption procedures.

3)	If the Board reasonably believes that continued Redemptions would cause the Bank to fail to meet its Regulatory Capital Requirements, would prevent the Bank from maintaining adequate capital against a potential risk that may not be adequately reflected in its Regulatory Capital Requirements or would otherwise prevent the Bank from operating in a safe and sound manner, it may suspend any and all Redemptions. During such period of suspended Redemptions, written permission of the Finance Agency shall be obtained prior to any Repurchase or Exchange. Within two (2) Business Days of such suspension, the Bank shall notify the Finance Agency of the reasons for the suspension and the Bank’s strategies for addressing the situation. The Finance Agency has the right to order the Bank to re-institute Redemptions of Stock.

4)	Written approval from the Finance Agency shall be required prior to Redemption, Repurchase or Exchange if there has been a determination by the Board or the Finance Agency that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges against the capital of the Bank as defined in the applicable rules and regulations. This requirement shall apply even if the Bank is in compliance with its Regulatory Capital Requirements, and shall remain in effect as long as the Bank continues to incur such charges, or until the Finance Agency determines that such charges are no longer expected to continue.

e)	Redemption Request Prior to Exchange.

1)	If at any time a Member has pending a Redemption request for Class B Common Stock and that Class B Common Stock is exchanged for Class A Common Stock by the Bank under Subsections 7(a), 12(f) or 12(g), the Redemption request for the amount of Class B Common Stock exchanged is automatically cancelled. In such event, the Bank shall not impose a Redemption Cancellation Fee. A new written Redemption request must be submitted by the Member for the newly issued Class A Common Stock if the Member wants to redeem that Class A Common Stock. If such an Exchange comprises only a portion of a Member’s existing Redemption request for Class B Common Stock, the Redemption period for that portion of the Member’s Class B Common Stock that is not exchanged is determined by and continues to run from the initial date the Redemption request was received by the Bank.

2)	If a Member has pending a Redemption request for Class A Common Stock and that Class A Common Stock is exchanged for Class B Common Stock by the Bank to meet the Member’s Activity-Based Stock Purchase Requirement under Subsection 7(b), the Redemption request is automatically cancelled for the amount of Class A Common Stock exchanged. In such event, the Bank shall not impose a Redemption Cancellation Fee. If such an Exchange comprises only a portion of a Member’s existing Redemption request for Class A Common Stock, the Redemption period for that portion of the Member’s Class A Common Stock that is not exchanged is determined by and continues to run from the initial date the Redemption request was received by the Bank.

f)	Cancellation of Stock Redemption Request or Request to Withdraw from Membership. A Member may cancel all or a part of its request to redeem Class A Common Stock or Class B Common Stock. A Member may also cancel its request to withdraw from Membership. The cancellation of a Member’s request to withdraw from Membership shall automatically constitute a cancellation of the Stock Redemption request for all of the Member’s Class A Common Stock and Class B Common Stock. In the event of the cancellation of all or a part of a Stock Redemption request, either through cancellation of a request to redeem or through the cancellation of a Member’s request to withdraw from Membership, unless otherwise waived under the provisions of this plan, the Member shall pay a Redemption Cancellation Fee to the Bank with respect to those shares of Stock subject to the Redemption cancellation in the following amount: one percent (1.0%) of the par value of Class A Common Stock plus an amount of the par value of Class B Common Stock equal to, depending on when the Redemption request is cancelled, one percent (1.0%) in the first year after the Redemption request is received by the Bank, two percent (2.0%) in the second year, three percent (3.0%) in the third year, four percent (4.0%) in the fourth year and five percent (5.0%) in the fifth year. A Member’s Stock Redemption request shall automatically be cancelled if, within five (5) Business Days from the end of the applicable Redemption period, the Bank continues to be precluded from redeeming the Member’s Stock because if the Redemption were to proceed the Member would fail to meet its Minimum Stock Purchase Requirement after the Redemption. Such automatic cancellation of a Redemption request shall have the same effect as a voluntary cancellation by the Member and the applicable Redemption Cancellation Fee shall be imposed on the Member.

g)	Involuntary Withdrawal. The Board may terminate the Membership of any Member if, subject to regulations adopted by the Finance Agency, it determines that the Member has:

1)	failed to comply with any provision of the FHLBank Act, any regulation promulgated under that Act, or this Plan; or

2)	been determined to be insolvent or otherwise subject to the appointment of a conservator, receiver or other legal custodian, by a Federal or State authority with regulatory and supervisory responsibility for the Member; or

3)	acted in a manner that jeopardizes the safety and soundness of the operation of the Bank.

Notwithstanding any other provision of this Plan, in the event that (i) the Board has made a determination under Subsection 13(g)(2) above with respect to a Member, (ii) the Board has terminated such Member’s Membership, and (iii) such terminated Member has no outstanding indebtedness or other obligation to the Bank, contingent or otherwise, then such terminated Member’s Asset-Based Stock Purchase Requirement shall be zero and the Bank may, in its discretion, repurchase any or all of the resulting excess Class A Common Stock of such terminated Member at any time, notwithstanding any redemption period that would apply to such Class A Common Stock, if the Bank will continue to meet its Regulatory Capital Requirements after such repurchase.

h) Termination of Membership Resulting from Merger or Consolidation.

1)	Upon merger or consolidation of two or more Members into one institution operating under the charter of one of the merging or consolidating institutions, the Membership of the surviving institution shall continue and the Membership of each disappearing institution shall terminate on the cancellation of its charter.

2)	Upon the merger or consolidation of two or more institutions, at least two of which are Members of different FHLBanks, into one institution operating under the charter of one of the merging or consolidating institutions, the Membership of the surviving institution shall continue and the Membership of the disappearing institution shall terminate on the cancellation of its charter, provided, however, that if more than eighty percent (80.0%) of the assets of the merged or consolidated institution are derived from the assets of the disappearing institution, then the merged or consolidated institution shall continue to be a Member of the FHLBank of which the disappearing institution was a Member prior to the merger or consolidation, and the Membership of the other institutions shall terminate upon the effective date of the merger or consolidation.

3)	In the case of an institution the Membership of which has been terminated as a result of a merger or other consolidation into a non-Member or into a Member of another FHLBank, the applicable redemption periods for Class A Common Stock and Class B Common Stock that is not subject to a pending Redemption request shall be deemed to commence on the date on which the charter of the former Member is cancelled.

i)	Other Provisions Governing Involuntary Termination of Membership. Involuntary termination of Membership shall constitute a Redemption request for all of the former Member’s Stock not otherwise subject to a prior Redemption request, and the applicable redemption period for the former Member’s Stock shall begin to run from the date the Board terminates the institution’s Membership. The former Member shall continue to receive any dividends declared during the applicable redemption period, but shall not be entitled to any other rights or privileges accorded to Members after the date of the termination of Membership. The Bank will not redeem any of such former Member’s Class A Common Stock or Class B Common Stock, consistent with the provisions of Section 13(a), until such Stock is not required to fulfill the former Member’s Activity-Based Stock Purchase Requirement.

14)	Implementation of Plan.

a)	Conversion Date. After Finance Agency approval of the Plan, the Board shall establish a Conversion Date for the Plan. The Conversion Date shall be not later than December 31, 2004. The Board shall establish such Conversion Date within ninety (90) calendar days after Finance Agency approval of the Plan as amended, and the Bank shall notify all Members of the Conversion Date within ten (10) Business Days after it has been established by the Board.

b)	Conversion of Shares. At the close of business on the Conversion Date, the Bank shall immediately convert all shares of existing stock into shares of Class A Common Stock or Class B Common Stock as provided in this paragraph. Each Member shall receive one (1) share of Class A Common Stock or one (1) share of Class B Common Stock for each share of existing stock held on the Conversion Date. The Bank first shall convert each share of existing stock held by each Member into Class A Common Stock up to an amount equal to the Member’s Asset-Based Stock Purchase Requirement. All additional shares of existing stock, if any, held by the Member on the Conversion Date shall be converted into Class B Common Stock. The Bank will reflect this conversion by appropriate book entries and will notify each Member of its Minimum Stock Purchase Requirement. To the extent a Member needs to purchase additional shares of Stock to comply with the Asset-Based Stock Purchase Requirement and/or the Activity-Based Stock Purchase Requirement at the time of conversion, the Member shall have ninety (90) calendar days to purchase the additional Stock provided it had been a Member of the Bank on November 12, 1999 (Pre-1999 Member). Any Member wishing to avail itself of this option must notify the Bank in writing at least thirty (30) calendar days prior to the Conversion Date. All Members that became Members after November 12, 1999 (Post-1999 Member), and any Member failing to properly exercise the foregoing ninety (90) calendar day option if available to it, must purchase all required Stock on the Conversion Date, and the Bank will purchase all such required Stock on behalf of such Members by debiting each such Member’s demand deposit account on the Conversion Date in amount equal to the par value of the Stock necessary to bring the Member into compliance with the provisions of this Plan. On the next Business Day after the Conversion Date, the Bank will notify each Member and former Member of its Minimum Stock Purchase Requirement, including the amount of any shortfall in its current Stock ownership that was purchased (in the case of Post-1999 Members), or is required to be purchased (in the case of Pre-1999 Members), and the amount of Excess Stock, if any. Notwithstanding the above, in the event a Pre-1999 Member at any time has a shortfall in its Stock ownership below its Minimum Stock Purchase Requirement, the Member must, prior to engaging in any activity with the Bank that has an Activity-Based Stock Purchase Requirement under Subsection 7(b), purchase sufficient Stock to meet its Minimum Stock Purchase Requirement.

c)	Cancellation of Shares. After such conversion, the Bank shall cancel all shares of existing stock outstanding prior to the Conversion Date.

d)	Opt Out. Any Member of the Bank may, in lieu of maintaining its Membership pursuant to the terms of this Plan, notify the Finance Agency, with a copy to the Bank, in writing at least thirty (30) calendar days prior to the Conversion Date of its desire to withdraw from Membership. Provided such notice is given, the Bank shall, on the Conversion Date, or prior thereto if the requisite notice period has expired prior to the Conversion Date, terminate the Membership of any Member that provides such written notice of withdrawal. In addition, any withdrawal from Membership shall be subject to applicable laws, Finance Agency regulations, and other provisions of this Plan.

e)	Members in the Process of Withdrawing from Membership. Any Member that files its written notice to withdraw with the Finance Agency less than thirty (30) calendar days prior to the Conversion Date, shall have its existing stock converted into Stock in accordance with the Plan, and the effective date of withdrawal shall be established pursuant to 12 C.F.R. 1263.26; provided, however, that the applicable Stock Redemption periods calculated under such regulation shall commence on the date the Member first submitted its written notice to withdraw to the Finance Agency.

f)	Orderly Liquidation. Any former Member that has withdrawn from Membership on or before the Conversion Date, but continues to hold stock to support Advances the Bank has agreed to liquidate after the termination of Membership, shall have its shares of existing stock converted into Class B Common Stock on the Conversion Date as described above in Section 14(b), but thereafter need only comply with the Activity-Based Stock Purchase Requirement for Advances. Any such former Member shall hold Class B Common Stock sufficient to comply with the Activity-Based Stock Purchase Requirement during the period of liquidation.

g)	Failure to Opt Out. Any Member that fails to opt out by adhering to the provisions of Section 14(d) above will automatically have its existing stock converted into Class A Common Stock and/or Class B Common Stock as described above in Section 14(b).

15)	Amendment of Plan. Any modifications to this Plan shall require an amendment to the Plan by the Board and approval from the Finance Agency.

16)	Basis for Implementation. The Bank has made a good faith determination that it will be able to implement the Plan as submitted and that it will be in compliance with its Regulatory Capital Requirements when the Plan is implemented. The Bank bases this determination on the fact that it presented the basic provisions of this Plan to its Members at ”Customer Appreciation Events” during the Summer and Fall of 2003 to which all Members were invited to attend. In addition, the provisions of the Plan were presented in various private discussions with the Bank’s five largest Members (in terms of product usage) during the Summer and Fall of 2003. At none of these discussions or meetings has any Member raised any serious objection to any provision of the Plan, nor has any Member indicated that adoption of the Plan would result in that Member withdrawing from Membership in the Bank after the Plan is formally adopted and put into effect.

17)	Independent Accountant. Based on the review of PricewaterhouseCoopers, an independent accounting firm, the Bank believes that the Plan ensures to the extent possible that implementation of the Plan will not result in any write-down of the redeemable stock owned by its Members. A copy of the review conducted by PricewaterhouseCoopers is attached to this Plan and made a part hereof.

18)	Rating Agency. Based on the review of Standard & Poor’s, an independent nationally recognized statistical rating organization, the Bank believes that the Plan ensures to the extent possible that implementation of the Plan will not have a material effect on its credit rating. A copy of the Standard & Poor’s determination is attached to this Plan and made a part hereof.

19)	Retained Earnings Enhancement Implementation and Definitions.

a)	Implementation.

The provisions of Sections 19 through 22 shall become effective upon, and only upon, the occurrence of the Interim Capital Plan Amendment Implementation Date. Until the Restriction Termination Date, in the event of any conflict between Sections 19 through 22 and the remainder of this Plan, the applicable terms of Sections 19 through 22 shall govern, and shall be interpreted in a manner such that the restrictions set forth therein are supplementary to, and not in lieu of, the requirements of the remainder of this Plan.

b)	Definitions applicable to Sections 19 through 22 of this Plan.

As used in these Sections 19 through 22, the following capitalized terms shall have the following meanings. Other capitalized terms used but not defined in these Sections 19 through 22 shall have the meanings set forth in Section 2 of this Plan.

Adjustment to Prior Net Income means either an increase, or a decrease, to a prior calendar quarter’s Quarterly Net Income subsequent to the date on which any allocation to Restricted Retained Earnings for such calendar quarter was made.

Agreement means the Joint Capital Enhancement Agreement adopted by the FHLBanks on the Effective Date and amended on the date on which the Finance Agency has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.

Allocation Termination Date means the date the Bank’s obligation to make allocations to the Restricted Retained Earnings account is terminated permanently. That date is determined pursuant to Section 22 of this Plan.

Automatic Termination Event means (i) a change in the FHLBank Act, or another applicable statute, occurring subsequent to the Effective Date, that will have the effect of creating a new, or higher, assessment or taxation on net income or capital of the FHLBanks, or (ii) a change in the FHLBank Act, another applicable statute, or the Regulations, occurring subsequent to the Effective Date, that will result in a higher mandatory allocation of an FHLBank’s Quarterly Net Income to any Retained Earnings account than the annual amount, or total amount, specified in an FHLBank’s capital plan as in effect immediately prior to the Automatic Termination Event.

Automatic Termination Event Declaration Date means the date specified in Subsection 22(a)(1) or 22(a)(2) of this Plan.

Bank’s Total Consolidated Obligations means the daily average carrying value for the calendar quarter, excluding the impact of fair value adjustments (i.e., fair value option and hedging adjustments) of the Bank’s portion of outstanding System Consolidated Obligations for which it is the primary obligor.

Declaration of Automatic Termination means a signed statement, executed by officers authorized to sign on behalf of each FHLBank that is a signatory to the Agreement, in which at least 2/3 of the then existing FHLBanks declare their concurrence that a specific statutory or regulatory change meets the definition of an Automatic Termination Event.

Dividend means a distribution of cash, other property, or stock to a Stockholder with respect to its holdings of Stock.

Dividend Restriction Period means any calendar quarter: (i) that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date; (ii) that occurs prior to an Allocation Termination Date; and (iii) during which the amount of the Bank’s Restricted Retained Earnings is less than the amount of the Bank’s RREM. If the amount of the Bank’s Restricted Retained Earnings is at least equal to the amount of the Bank’s RREM, and subsequently the Bank’s Restricted Retained Earnings becomes less than its RREM, the Bank shall be deemed to be in a Dividend Restriction Period (unless an Allocation Termination Date has occurred).

Effective Date means February 28, 2011.

FHLBank means a Federal Home Loan Bank chartered under the FHLBank Act.

Interim Capital Plan Amendment Implementation Date means 31 days after the date by which the Finance Agency has approved a capital plan amendment substantially the same as the Retained Earnings Capital Plan Amendment for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.

Net Loss means that the Quarterly Net Income of the Bank is negative, or that the annual net income of the Bank calculated on the same basis is negative.

Quarterly Net Income means the amount of net income of an FHLBank for a calendar quarter calculated in accordance with GAAP, after deducting the FHLBank’s required contributions for that quarter to the Affordable Housing Program under Section 10(j) of the FHLBank Act, as reported in the FHLBank’s quarterly and annual financial statements filed with the Securities and Exchange Commission.

REFCORP Termination Date means the last day of the calendar quarter in which the FHLBanks’ final regular payments are made on obligations to REFCORP in accordance with Section 997.5 of the Regulations and Section 21B(f) of the FHLBank Act.

Regular Contribution Amount means the result of (i) 20 percent of Quarterly Net Income; plus (ii) 20 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 20 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter.

Regulations mean: (i) the rules and regulations of the Federal Housing Finance Board (except to the extent that they may be modified, terminated, set aside or superseded by the Director of the Finance Agency) in effect on the Effective Date; and (ii) the rules and regulations of the Finance Agency, as amended from time to time.

Restricted Retained Earnings means the cumulative amount of Quarterly Net Income and Adjustments to Prior Net Income allocated to the Bank’s Retained Earnings account restricted pursuant to the Retained Earnings Capital Plan Amendment, and does not include amounts retained in: (i) any accounts in existence at the Bank on the Effective Date; or (ii) any other Retained Earnings accounts subject to restrictions that are not part of the terms of the Retained Earnings Capital Plan Amendment.

Restricted Retained Earnings Minimum (RREM) means a level of Restricted Retained Earnings calculated as of the last day of each calendar quarter equal to one percent of the Bank’s Total Consolidated Obligations.

Restriction Termination Date means the date the restriction on the Bank paying Dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, is terminated permanently. That date is determined pursuant to Section 22 of this Plan.

Retained Earnings means the retained earnings of an FHLBank calculated pursuant to GAAP.

Retained Earnings Capital Plan Amendment means the amendment to this Plan, made a part thereof, adopted effective on the Interim Capital Plan Amendment Implementation Date adding Sections 19 through 22 to this Plan.

Special Contribution Amount means the result of: (i) 50 percent of Quarterly Net Income; plus (ii) 50 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 50 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made by the current calendar quarter.

Stockholder means: (i) an institution that has been approved for membership in the Bank, and has purchased Stock in accordance with the Regulations; (ii) a former Member of the Bank that continues to own Stock; or (iii) a successor to an entity that was a Member of the Bank that continues to own Stock.

System Consolidated Obligation means any bond, debenture, or note authorized under the Regulations to be issued jointly by the FHLBanks pursuant to Section 11(a) of the FHLBank Act, as amended, or any bond or note previously issued by the Federal Housing Finance Board on behalf of all FHLBanks pursuant to Section 11(c) of the FHLBank Act, on which the FHLBanks are jointly and severally liable, or any other instrument issued through the Office of Finance, or any successor thereto, under the FHLBank Act that is a joint and several liability of all the FHLBanks.

20)	Establishment of Restricted Retained Earnings.

a)	Segregation of Account.

No later than the REFCORP Termination Date, the Bank shall establish an account in its official books and records in which to allocate its Restricted Retained Earnings, with such account being segregated on its books and records from the Bank’s Retained Earnings that are not Restricted Retained Earnings for purposes of tracking the accumulation of Restricted Retained Earnings and enforcing the restrictions on the use of the Restricted Retained Earnings imposed in the Retained Earnings Capital Plan Amendment.

b) Funding of Account.

1)	Date on which Allocation Begins.

The Bank shall allocate to its Restricted Retained Earnings account an amount at least equal to the Regular Contribution Amount beginning on the REFCORP Termination Date. The Bank shall allocate amounts to the Restricted Retained Earnings account only through contributions from its Quarterly Net Income or Adjustments to Prior Net Income occurring on or after the REFCORP Termination Date, but nothing in the Retained Earnings Capital Plan Amendment shall prevent the Bank from allocating a greater percentage of its Quarterly Net Income or positive Adjustment to Prior Net Income to its Restricted Retained Earnings account than the percentages set forth in the Retained Earning Capital Plan Amendment.

2)	Ongoing Allocation.

During any Dividend Restriction Period that occurs before the Allocation Termination Date, the Bank shall continue to allocate its Regular Contribution Amount (or when and if required under Subsection 20(b)(4) below, its Special Contribution Amount) to its Restricted Retained Earnings account.

3)	Treatment of Quarterly Net Losses and Annual Net Losses.

In the event the Bank sustains a Net Loss for a calendar quarter, the following shall apply: (i) to the extent that its cumulative calendar year-to-date net income is positive at the end of such quarter, the Bank may decrease the amount of its Restricted Retained Earnings such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date at the end of such quarter is equal to 20 percent of the amount of such cumulative calendar year-to date net income; (ii) to the extent that its cumulative calendar year-to-date net income is negative at the end of such quarter (A) the Bank may decrease the amount of its Restricted Retained Earnings account such that the cumulative addition calendar year-to-date to the Restricted Retained Earnings at the end of such quarter is zero, and (B) the Bank shall apply any remaining portion of the Net Loss for the calendar quarter first to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter may apply any remaining portion of the Net Loss for the calendar quarter to reduce Restricted Retained Earnings; and (iii) for any subsequent calendar quarter in the same calendar year, the Bank may decrease the amount of its quarterly allocation to its Restricted Retained Earnings account in that subsequent calendar quarter such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date is equal to 20 percent of the amount of such cumulative calendar year-to-date net income.

In the event the Bank sustains a Net Loss for a calendar year, any such Net Loss first shall be applied to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter any remaining portion of the Net Loss for the calendar year may be applied to reduce Restricted Retained Earnings.

4)	Funding at the Special Contribution Amount.

If during a Dividend Restriction Period, the amount of the Bank’s Restricted Retained Earnings decreases in any calendar quarter, except as provided in Subsections 20(b)(3)(i) and 20(b)(3)(ii)(A) above, the Bank shall allocate the Special Contribution Amount to its Restricted Retained Earnings account beginning at the following calendar quarter-end (except as provided in the last sentence of this subsection). Thereafter, the Bank shall continue to allocate the Special Contribution Amount to its Restricted Retained Earnings account until the cumulative difference between: (i) the allocations made using the Special Contribution Amount; and (ii) the allocations that would have been made if the Regular Contribution Amount applied, is equal to the amount of the prior decrease in the amount of its Restricted Retained Earnings account arising from the application of Subsection 20(b)(3)(ii)(B). If at any calendar quarter-end the allocation of the Special Contribution Amount would result in a cumulative allocation in excess of such prior decrease in the amount of Restricted Retained Earnings: (i) the Bank may allocate such percentage of Quarterly Net Income to the Restricted Retained Earnings account that shall exactly restore the amount of the prior decrease, plus the amount of the Regular Contribution Amount for that quarter; and (ii) the Bank in subsequent quarters shall revert to paying at least the Regular Contribution Amount.

5)	Release of Restricted Retained Earnings.

If the Bank’s RREM decreases from time to time due to fluctuations in the Bank’s Total Consolidated Obligations, amounts in the Restricted Retained Earnings account in excess of 150 percent of the RREM may be released by the Bank from the restrictions otherwise imposed on such amounts pursuant to the provisions of the Retained Earnings Capital Plan Amendment, and reallocated to its Retained Earnings that are not Restricted Retained Earnings. Until the Restriction Termination Date, the Bank may not otherwise reallocate amounts in its Restricted Retained Earnings account (provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to Subsection 20(b)(3) is not a reallocation).

6)	No Effect on Rights of Shareholders as Owners of Retained Earnings.

In the event of the liquidation of the Bank, or a taking of the Bank’s Retained Earnings by any future federal action, nothing in the Retained Earnings Capital Plan Amendment shall change the rights of the holders of the Bank’s Class B Common Stock that confer ownership of Retained Earnings, including Restricted Retained Earnings, as granted under Section 6(h) of the FHLBank Act.

21)	Limitation on Dividends, Stock Purchase and Stock Redemption.

a)	General Rule on Dividends.

From the REFCORP Termination Date through the Restriction Termination Date, the Bank may not pay Dividends, or otherwise reallocate funds (except as expressly provided in Subsection 20(b)(5), and further provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to Subsection 20(b)(3) is not a reallocation), out of Restricted Retained Earnings. During a Dividend Restriction Period, the Bank may not pay Dividends out of the amount of Quarterly Net Income required to be allocated to Restricted Retained Earnings.

b)	Limitations on Repurchase and Redemption.

From the REFCORP Termination Date through the Restriction Termination Date, the Bank shall not engage in a Repurchase or Redemption transaction if following such transaction the Bank’s Total Capital as reported to the Finance Agency falls below the Bank’s aggregate paid-in amount of Stock.

22)	Termination of Retained Earnings Capital Plan Amendment Obligations.

a)	Notice of Automatic Termination Event.

1)	Action by FHLBanks.

If the Bank desires to assert that an Automatic Termination Event has occurred (or will occur on the effective date of a change in a statute or the Regulations), the Bank shall provide prompt written notice to all of the other FHLBanks (and provide a copy to the Finance Agency) identifying the specific statutory or regulatory change that is the basis for the assertion. For the purposes of this section, ‘prompt written notice’ means notice delivered no later than 90 calendar days subsequent to: (i) the date the specific statutory change takes effect; or (ii) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

If within 60 calendar days of transmission of such written notice to all of the other FHLBanks, at least 2/3 of the then existing FHLBanks (including the Bank) execute a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event, then the Declaration of Automatic Termination shall be delivered by the Bank to the Finance Agency within 10 calendar days of the date that the Declaration of Automatic Termination is executed. After the expiration of a 60 calendar day period that begins when the Declaration of Automatic Termination is delivered to the Finance Agency, or is delivered to the Finance Agency by another FHLBank pursuant to the terms of its capital plan, an Automatic Termination Event Declaration Date shall be deemed to occur (except as provided in Subsection 22(a)(3)).

If a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event has not been executed by at least the required 2/3 of the then existing FHLBanks within 60 calendar days of transmission of such notice to all of the other FHLBanks, the Bank may request a determination from the Finance Agency that the specific statutory or regulatory change constitutes an Automatic Termination Event. Such request must be filed with the Finance Agency within 10 calendar days after the expiration of the 60 calendar day period that begins upon transmission of the written notice of the basis of the assertion to all of the other FHLBanks.

2)	Action by Finance Agency.

The Bank may request a determination from the Finance Agency that a specific statutory or regulatory change constitutes an Automatic Termination Event, and may claim that an Automatic Termination Event has occurred, or will occur, with respect to a specific statutory or regulatory change only if the Bank has complied with the time limitations and procedures of Subsection 22(a)(1).

If within 60 calendar days after the Bank delivers such a request to the Finance Agency, or another FHLBank delivers such a request pursuant to its capital plan, the Finance Agency provides the requesting FHLBank with a written determination that a specific statutory or regulatory change is an Automatic Termination Event, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the expiration of such 60 calendar day period (except as provided in Subsection 22(a)(3)). The date of the Automatic Termination Event Declaration Date shall be as of the expiration of such 60 calendar day period (except as provided in Subsection 22(a)(3)) no matter on which day prior to the expiration of the 60 calendar day period the Finance Agency has provided its written determination.

If the Finance Agency fails to make a determination within 60 calendar days after an FHLBank delivers such a request to the Finance Agency, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the date of the expiration of such 60 calendar day period (except as provided in Subsection 22(a)(3)); provided, however, that the Finance Agency may make a written request for information from the requesting FHLBank, and toll such 60 calendar day period from the date that the Finance Agency transmits its request until that FHLBank delivers to the Finance Agency information responsive to its request.

If within 60 calendar days after an FHLBank delivers to the Finance Agency a request for determination that a specific statutory or regulatory change constitutes an Automatic Termination Event (or such longer period if the 60 calendar day period is tolled pursuant to the preceding sentence), the Finance Agency provides that FHLBank with a written determination that a specific statutory or regulatory change is not an Automatic Termination Event, then an Automatic Termination Event shall not have occurred with respect to such change.

3)	Proviso as to Occurrence of Automatic Termination Event Declaration Date.

In no case under this Subsection 22(a) may an Automatic Termination Event Declaration Date be deemed to occur prior to: (i) the date the specific statutory change takes effect; or (ii) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

b)	Notice of Voluntary Termination.

If the FHLBanks terminate the Agreement, then the FHLBanks shall provide written notice to the Finance Agency that the FHLBanks have voted to terminate the Agreement.

c)	Consequences of an Automatic Termination Event or Vote to Terminate the Agreement.

1)	Consequences of Voluntary Termination.

In the event the FHLBanks deliver written notice to the Finance Agency that the FHLBanks have voted to terminate the Agreement, then without any further action by the Bank or the Finance Agency: (i) the date of delivery of such notice shall be an Allocation Termination Date; and (ii) one year from the date of delivery of such notice shall be a Restriction Termination Date.

2)	Consequences of an Automatic Termination Event Declaration Date.

If an Automatic Termination Event Declaration Date has occurred, then without further action by the Bank or the Finance Agency: (i) the date of the Automatic Termination Event Declaration Date shall be an Allocation Termination Date; and (ii) one year from the date of the Automatic Termination Event Declaration Date shall be a Restriction Termination Date.

3)	Deletion of Operative Provisions of Retained Earnings Capital Plan Amendment.

Without any further action by the Bank or the Finance Agency, on the Restriction Termination Date, Sections 19 through 22 of this Plan shall be deleted.